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                                                                 EXHIBIT 10.13

                            INDEMNIFICATION AGREEMENT

     THIS AGREEMENT is made and entered into this [______________] day of [month], [year], by and between ORBCOMM Inc., a Delaware corporation (the "Corporation"), and [name of Director] ("Director").

     WHEREAS, the stockholders of the Corporation have adopted bylaws (the "Bylaws") providing for the indemnification of the directors of the corporation, including persons servicing at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the "Code");

     WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

     WHEREAS, in order to induce Director to serve as a director of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Director.

     NOW, THEREFORE, in consideration of Director's agreement to serve as a director after the date hereof, the parties hereto agree as follows:

                                    AGREEMENT

     1. SERVICES TO THE CORPORATION. Director will serve, at the will of the Corporation or under separate contract, if any such contract exists, as a director of the Corporation faithfully and to the best of his ability so long as he/she is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation; provided, however, that Director may at any time and for any reason resign from such position.

     2. INDEMNITY OF DIRECTOR. The Corporation hereby agrees to hold harmless and indemnify Director to the fullest extent authorized, or permitted by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment).

     3. ADDITIONAL INDEMNITY. In addition to and not in limitation of the indemnification otherwise, provided for herein, subject only to the exclusions set forth in

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Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Director:

          (a) against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid settlement and any other amounts that Director becomes legally obligated to pay because of any claim or claims made against or by him/her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitration, administrative or investigative (including an action by or in the right of the Corporation) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was or at any time becomes a director of the Corporation; and

          (b) otherwise to the fullest extent as may be provided to Director by the Corporation under the non-exclusivity provisions of the Code and of the Bylaws.

     4. LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

          (a) on account of any claim against Director for an accounting of profits made from the purchase or sale by Director of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

          (b) on account of Director's conduct that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

          (c) on account of Director's conduct that constituted a breach of Director's duty of loyalty to the Corporation or resulted in, any personal profit or advantage to which Director was not legally entitled;

          (d) for which payment is actually made to Director under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

          (e) if indemnification is not lawful (and, in this respect, both the Corporation and the Director have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or


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          (f) in connection with any proceeding (or part thereof) initiated by
Director, or any proceeding by Director against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the code, or (iv) the proceeding is initiated pursuant to the Section 9 hereof.

     5. CONTINUATION OF INDEMNITY. All agreements and obligations of the Corporation contained herein shall continue during the period Director is a director of the Corporation (or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that is an affiliate of the Corporation) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitration, administrative or investigative, by reason of the fact that Director was serving in the capacity referred to herein.

     6. PARTIAL INDEMNIFICATION. Director shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys' fees),witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Director becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Director for the portion thereof to which Director is entitled.

     7. NOTIFICATION AND DEFENSE OF CLAIM. Not later than thirty (30) days after receipt by Director of notice of the commencement of any action, suit or proceeding, Director will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Director otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Director notifies the Corporation of the commencement thereof:

          (a) the Corporation will be entitled to participate therein at its own expense;

          (b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Director. After notice from the Corporation to Director of its election to assume the defense thereof, the Corporation will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the


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defense thereof except for reasonable costs of investigation or otherwise as provided below. Director shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by the Corporation, (ii) Director shall have reasonably concluded that there may be a conflict of interest between the Corporation and Director in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Director's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Director shall have made the conclusion provided for in clause (ii) above; and

          (c) the Corporation shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Director without Director's written consent, which may be given or withheld in Director's sole discretion.

     8. EXPENSES. The Corporation shall advance, prior to the full disposition of any proceeding, promptly following request therefor, all expenses incurred by Director in connection with such proceeding upon receipt of an undertaking by or on behalf of Director to repay said amounts if it shall be determined ultimately that Director is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.

     9. ENFORCEMENT. Any right to indemnification or advances granted by this Agreement to Director shall be enforceable by or on behalf of Director in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Director, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Corporation) that Director is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Corporation, (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Director is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its


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stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Director is not entitled to indemnification under this Agreement or otherwise.

     10. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

     11. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on Director by this Agreement shall not be exclusive of any other right which Director may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

     12. SURVIVAL OF RIGHTS.

          (a) The rights conferred on Director by this Agreement shall continue after Director has ceased to be a director of the Corporation or to serve at the request of the Corporation as a director of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Director's heirs, executors and administrators.

          (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

     13. SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Director to the fullest extent provided by the Bylaws, the Code or any other applicable law.

     14. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.


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     15. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     16. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

     17. HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     18. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

          (a) If to Director, at the address indicated on the signature page hereof.

          (b)  If to the Corporation, to:

               ORBCOMM Inc.
               2115 Linwood Avenue, Suite 100
               Fort Lee, New Jersey 07024
               Attention: Chief Executive Officer and General Counsel Facsimile No.: 703-433-6400

               or to such other address as may have been furnished to Director by the Corporation.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

ORBCOMM INC.


By
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   Jerome B. Eisenberg
   Chief Executive Officer

DIRECTOR
Print Name and Address:

Name:
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Address:
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Signature